================================================================================

                                                                     EXHIBIT 4.6

                                                                [EXECUTION COPY]




                              PURCHASE AGREEMENT

                                 BY AND AMONG

                            BANKVEST CAPITAL CORP.,

                  PRIMUS CAPITAL FUND III LIMITED PARTNERSHIP

                                      AND

                               PNC VENTURE CORP



                      __________________________________

                           DATED AS OF MAY 28, 1998
                      __________________________________



================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page

1.       Authorization and Closing............................................................................    1
         1A.      Authorization of the Preferred Stock........................................................    1
         1B.      Purchase and Sale of the Preferred Stock....................................................    1
         1C.      The Closing.................................................................................    1

2.  Conditions of Each Purchaser's Obligation at the Closing..................................................    1
         2A.      Representations and Warranties; Covenants...................................................    2
         2B.      Amendment and Restatement of Articles of Organization.......................................    2
         2C.      Amended Registration Rights Agreement.......................................................    2
         2D.      Amended and Restated Stockholders Agreement.................................................    2
         2E.      Amendment of Purchase Agreement.............................................................    2
         2F.      Sale of Preferred Stock to Each Purchaser...................................................    2
         2G.      Securities Law Compliance...................................................................    2
         2H.      Opinion of the Company's Counsel............................................................    3
         2I.      Closing Documents...........................................................................    3
         2J.      Proceedings.................................................................................    3
         2K.      Expenses....................................................................................    3
         2L.      Waiver......................................................................................    4

3.  Covenants.................................................................................................    4
         3A.      Financial Statements and Other Information..................................................    4
         3B.      Inspection of Property......................................................................    6
         3C.      Quarterly Investors Meetings................................................................    7
         3D.      Class C Restrictions........................................................................    7
         3E.      Affirmative Covenants......................................................................    11
         3F.      Class D Restrictions.......................................................................    12
         3G.      Compliance with Agreements.................................................................    12
         3H.      Current Public Information.................................................................    13
         3I.      Amendment of Other Agreements..............................................................    13
         3J.      Financing Agreements.......................................................................    13
         3K.      Right of First Refusal.....................................................................    14
         3L.      Regulatory Compliance Cooperation..........................................................    15
         3M.      Public Disclosures.........................................................................    16
         3N.      Contingent Warrants........................................................................    16

4.       Transfer of Restricted Securities...................................................................    16
         4A.      General Provisions.........................................................................    16
         4B.      Opinion Delivery...........................................................................    16
         4C.      Rule 144A..................................................................................    17
         4D.      Legend Removal.............................................................................    17

5.       Representations and Warranties of the Company.......................................................    17
         5A.      Organization, Corporate Power and Licenses.................................................    17
         5B.      Capital Stock and Related Matters..........................................................    17
         5C.      Subsidiaries; Investments..................................................................    18
         5D.      Authorization; No Breach...................................................................    19
         5E.      Financial Statements.......................................................................    19
         5F.      Absence of Undisclosed Liabilities.........................................................    20
         5G.      No Material Adverse Change.................................................................    20
         5H.      Absence of Certain Developments............................................................    20
         5I.      Assets.....................................................................................    22
         5J.      Tax Matters................................................................................    22
         5K.      Contracts and Commitments..................................................................    23
         5L.      Intellectual Property Rights...............................................................    24
         5M.      Litigation, etc............................................................................    25
         5N.      Brokerage..................................................................................    26
         5O.      Governmental Consent, etc..................................................................    26
         5P.      Insurance..................................................................................    26
         5Q.      Employees..................................................................................    26
         5R.      ERISA......................................................................................    27
         5S.      Compliance with Laws.......................................................................    27
         5T.      Affiliated Transactions....................................................................    28
         5U.      Real Property Holding Corporation Status...................................................    28
         5V.      Disclosure.................................................................................    28

6.  Definitions..............................................................................................    29
         6A.      Definitions................................................................................    29
         6B.      Other Definitions..........................................................................    34

7.  Miscellaneous............................................................................................    34
         7A.      Expenses...................................................................................    34
         7B.      Remedies...................................................................................    35
         7C.      Purchaser's Investment Representations.....................................................    35
         7D.      Treatment of the Preferred Stock...........................................................    36
         7E.      Consent to Amendments; Waivers.............................................................    37
         7F.      Survival of Representations and Warranties.................................................    37
         7G.      Successors and Assigns.....................................................................    37
         7H.      Capital and Surplus; Special Reserves......................................................    37
         7I.      Generally Accepted Accounting Principles...................................................    38
         7J.      Severability...............................................................................    38
         7K.      Counterparts...............................................................................    38
         7L.      Descriptive Headings; Interpretation.......................................................    38
         7M.      Governing Law..............................................................................    38
         7N.      Notices....................................................................................    38
         7O.      Understanding Among the Purchasers.........................................................    39
         7P.      Delivery by Facsimile......................................................................    39

         7Q.      No Strict Construction.....................................................................    39

Schedules and Exhibits
----------------------
Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules

                            BANKVEST CAPITAL CORP.
                              PURCHASE AGREEMENT
                              ------------------

          THIS AGREEMENT is made as of May 28, 1998, by and among BankVest Capital Corp., a Massachusetts corporation (the "Company"), Primus Capital Fund
                                                 -------
III Limited Partnership, an Ohio limited partnership ("Primus"), and PNC Venture
                                                       ------
Corp, a Delaware corporation ("PNC"). Primus and PNC are collectively referred
                               ---
to herein as the "Purchasers" and individually as a "Purchaser."  Except as
                  ----------                         ---------
otherwise provided herein, capitalized terms used herein are defined in Section 6 hereof.

          Pursuant to this Agreement, (i) the Company desires to issue and sell and Primus desires to purchase 37,500 shares of the Company's Class C Convertible Preferred Stock, par value $1.00 per share (the "Class C
                                                             -------
Preferred"), and (ii) the Company desires to issue and sell and PNC desires to purchase 37,500 shares of the Company's Class D Convertible Preferred Stock, par value $1.00 per share (the "Class D Preferred" and, together with the Class C
                            -----------------
Preferred, the "Preferred Stock").
                ---------------

          The parties hereto hereby agree as follows:

          Section  1.  Authorization and Closing.
                       -------------------------

          1A.  Authorization of the Preferred Stock.  The Company shall (i)
               ------------------------------------
authorize the issuance and sale to Primus of 37,500 shares of Class C Preferred and (ii) authorize the issuance and sale to PNC of 37,500 shares of Class D Preferred.

          1B.  Purchase and Sale of the Preferred Stock.  At the Closing, the
               ----------------------------------------
Company shall (i) sell to Primus and, subject to the terms and conditions set forth herein, Primus shall purchase from the Company, 37,500 shares of Class C Preferred for $3,750,000 and (ii) sell to PNC and, subject to the terms and conditions set forth herein, PNC shall purchase from the Company, 37,500 shares of Class D Preferred for $3,750,000. The sale of the Preferred Stock to each Purchaser shall constitute a separate sale hereunder.

          1C.  The Closing.  The closing of the separate purchases and sales of
               -----------
the Preferred Stock (the "Closing") shall take place at the offices of Goldstein
                          -------
& Manello, P.C., 265 Franklin Street, Boston, Massachusetts at 10:00 a.m. on May 28, 1998, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price therefor by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account in accordance with wire instructions delivered to each Purchaser prior to the Closing.

          Section  2.  Conditions of Each Purchaser's Obligation at the Closing.
                       --------------------------------------------------------
The obligation of each Purchaser to purchase and pay for the Preferred Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2B.  Amendment and Restatement of Articles of Organization.  The
               -----------------------------------------------------
Company's Articles of Organization (the "Articles of Organization") shall have
                                         ------------------------
been amended and restated in the form of Exhibit A attached hereto, establishing
                                         ---------
the terms and the relative rights and preferences of the Preferred Stock and amending and restating the terms and the relative rights and preferences of the Company's Class A Convertible Preferred Stock, par value $1.00 per share (the "Class A Preferred"), and the Company's Class B Convertible Preferred Stock, par
 -----------------
value $1.00 per share (the "Class B Preferred").  The Company shall not have
                            -----------------
adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Articles of Organization shall be in full force and effect under the Massachusetts General Laws as of the Closing as so amended and restated and shall not have been further amended or modified.

          2C.  Amended Registration Rights Agreement.  The Company and the
               -------------------------------------
Purchasers shall have entered into an amendment to that certain Amended and Restated Registration Rights Agreement, dated as of February 28, 1997, by and among the Company, Primus, PNC and WSDF, in the form of Exhibit B attached
                                                        ---------
hereto (the "First Amendment to Amended and Restated Registration Rights
             -----------------------------------------------------------
Agreement"), and the First Amendment to Amended and Restated Registration Rights
---------
Agreement shall be in full force and effect as of the Closing.

          2D.  Amended and Restated Stockholders Agreement.  The Company, the
               -------------------------------------------
Purchasers and certain of the Company's other stockholders shall have entered into an amended and restated stockholders agreement in the form of Exhibit C
                                                                   ---------
attached hereto (the "Amended and Restated Stockholders Agreement"), and the
                      -------------------------------------------
Amended and Restated Stockholders Agreement shall be in full force and effect as of the Closing.

          2E.  Amendment of Purchase Agreement.  The Company, Primus and PNC
               -------------------------------
shall have entered into an amendment to that certain Purchase Agreement, dated as of May 30, 1996, and as amended by the First Amendment to and Waiver of Certain Provisions to Purchase Agreement, dated as of February 28, 1997, each by and among the Company, Primus and PNC (the "1996 Purchase Agreement") in the
                                            -----------------------
form of Exhibit D attached hereto (the "Second Amendment to Purchase
        ---------                       ----------------------------
Agreement"), and the Second Amendment to Purchase Agreement shall be in full force and effect as of the Closing.

          2F.  Sale of Preferred Stock to Each Purchaser.  The Company shall
               -----------------------------------------
have simultaneously sold to each Purchaser the Preferred Stock to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

          2G.  Securities Law Compliance.  The Company shall have made all
               -------------------------
filings (other than those which are not required to be filed before the Closing) under all applicable federal and state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.

          2H.   Opinion of the Company's Counsel.  Each Purchaser shall have
                --------------------------------
received from Goldstein & Manello, P.C., counsel for the Company, an opinion with respect to the matters set forth in Exhibit E attached hereto, which shall
                                         ---------
be addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser.

          2I.   Closing Documents.  The Company shall have delivered to each
                -----------------
Purchaser all of the following documents:

          (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A, 2B, 2F and 2G, have been fully satisfied;

          (ii) a Clerk's Certificate, dated the date of the Closing, certifying that attached thereto are copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the First Amendment to Amended and Restated Registration Rights Agreement, the Amended and Restated Stockholders Agreement, the Second Amendment to Purchase Agreement and each of the other agreements contemplated hereby, the filing of the restated Articles of Organization referred to in paragraph 2B, the issuance and sale of the Preferred Stock, the reservation for issuance upon conversion of the Class C Preferred and/or conversion of the Class B Common issuable upon conversion of the Class D Preferred of an aggregate of 349,000 shares of Class A Common, the reservation for issuance upon conversion of the Class D Preferred of an aggregate of 174,500 shares of Class B Common and the reservation for issuance upon conversion of the Class D Preferred of an aggregate of 37,500 shares of Class C Preferred and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the Articles of Organization referred to in paragraph 2B;

          (iii) certified copies of the Articles of Organization, as filed with the Secretary of State of The Commonwealth of Massachusetts and in effect at the Closing, and a copy of the Bylaws as certified by the Clerk of the Company and in effect at the Closing;

          (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

          (v) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

          2J.   Proceedings.  All corporate and other proceedings taken or
                -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

          2K.   Expenses.  At the Closing, the Company shall have reimbursed the
                --------
Purchasers for their fees and expenses as provided in paragraph 7A hereof.

          2L.   Waiver.  Any condition specified in this Section 2 may be waived
                ------
if consented to by each Purchaser at or prior to the Closing; provided that no
                                                              -------- ----
such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

          Section  3.  Covenants.
                       ---------

          3A.   Financial Statements and Other Information.  The Company shall
                ------------------------------------------
deliver to each Purchaser (so long as such Purchaser holds any Preferred Stock or any Underlying Common Stock) and to each holder of at least 10% of the outstanding Preferred Stock and each holder of at least 10% of the Underlying Common Stock:

          (i) as soon as available but in any event within 45 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

          (ii) accompanying the financial statements referred to in subparagraph (i), an Officer's Certificate (a) stating that there is no Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto and (b) setting forth the amount of the Company's and its Subsidiaries' outstanding funded Indebtedness as of the end of such monthly accounting period and the amount of available funds under the Company's and its Subsidiaries' revolving credit lines and other facilities as of the end of such period;

          (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the outstanding Preferred Stock and the holders of a majority of the Underlying Common Stock, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

          (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (v) at least 15 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto; provided that any
                                                             -------- ----
monthly deviation which is contemplated in the annual budget and which does not result in an adverse impact on the business or operations of the Company shall not be deemed a material adverse deviation for purposes hereof;

          (vi) promptly (but in any event within ten days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which it or any of its Subsidiaries is a party, any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

          (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be consistent with the books and records of the Company (which, in turn, shall be accurate and complete in all material respects) and shall present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). Notwithstanding the foregoing, the provisions of this paragraph 3A and paragraphs 3B and 3C below shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 3A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act. Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under this paragraph 3A or paragraph 3B below or under any other provision of this Agreement or any other agreement contemplated hereby to be executed by such Person with the Company shall use the same standards and controls which such Person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company or any of its Subsidiaries obtained by it pursuant to this paragraph 3A or paragraph 3B below or under any other provision of this Agreement or any other agreement contemplated hereby to be executed by such Person with the Company; provided
                                                                    --------
that each such Person may disclose such information in connection with the sale
----
or transfer of any Preferred Stock or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof. For purposes of this Agreement and the Amended and Restated Registration Rights Agreement, all holdings of Preferred Stock and Underlying Common Stock by Persons who are Affiliates of each other (which, for this purpose, shall also include Persons which have received distributions of securities from a partnership holding such securities) shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Amended and Restated Registration Rights Agreement.

          3B.  Inspection of Property.  The Company shall permit any
               ----------------------
representatives designated by any Purchaser (so long as such Purchaser holds any Preferred Stock or Underlying Common Stock) or any holder of at least 10% of the outstanding Preferred Stock or at least 10% of the Underlying Common Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any such holder of Preferred Stock or Underlying Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons. Any Person entitled to exercise rights under this paragraph 3B shall be entitled to exercise such rights not more than one time per calendar quarter, unless at any time there shall exist an Event of Noncompliance, in which case each such Person shall be entitled to exercise such rights at any time and from time to time during the period that such Event of Noncompliance shall be in existence.

          3C.  Quarterly Investors Meetings.  Immediately prior to or
               ----------------------------
immediately following each meeting of the Company's board of directors, the Company shall hold an informational meeting for the holders of the Preferred Stock and the Underlying Common Stock either by telephonic conference or at the Company's principal executive office (or other location reasonably acceptable to the holders of the Preferred Stock and the Underlying Common Stock and the Company). At each such meeting, the executive officers of the Company and its Subsidiaries and such other individuals as the executive officers deem necessary and appropriate shall be available to discuss the affairs, finances and operations of such corporations. Each holder electing to participate therein shall be provided with an agenda of the matters to be discussed at each such investors meeting. The Company shall reimburse each Purchaser for the reasonable out-of-pocket expenses of not more than one representative designated by such Purchaser incurred in connection with attending each such meeting.

          3D.  Class C Restrictions.  So long as at least 331/5% of the Class C
               --------------------
Preferred remains outstanding, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Class C Preferred (which consent shall not be unreasonably withheld in the case of paragraph 3D(xxv) below):

          (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Preferred Stock pursuant to the terms of the Articles of Organization, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

          (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than (a) the Preferred Stock or the Class B Preferred pursuant to the Articles of Organization, (b) pursuant to the Put as defined in the Amended and Restated Stockholders Agreement (as the same relates to the Preferred Stock and the Class A Preferred and Class B Preferred and the Common Stock issued upon conversion thereof), (c) WSDF's "Put" pursuant to that certain Put and Call Agreement dated as of February 28, 1997, but only for an aggregate repurchase price of no more than $2 million, (d) repurchases of Common Stock from former employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors for an aggregate purchase price of no more than $250,000 in any twelve-month period so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase, and (e) subject to approval by the Company's board of directors, repurchases, at a price not to exceed $20.00 per share, of not more than an aggregate of 12,500 shares of Common Stock from employees of the Company and its Subsidiaries issued to such employees pursuant to the October 6, 1997 Private Placement Memorandum; or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

          (iii) authorize, issue or enter into any agreement providing for the authorization, creation, or issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features),
(b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Class C Preferred or the Class D Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or (c) any additional Preferred Stock (other than Class C Preferred issued or issuable upon conversion of Class D Preferred pursuant to Part E of the Articles of Organization); provided that nothing herein shall be
                                         -------- ----
interpreted as prohibiting the Company from authorizing, issuing or entering into any agreement to issue capital stock or any other equity security which is junior to the Preferred Stock in all respects (including, without limitation, with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise), subject to the rights of the holders of Preferred Stock under this Agreement, the Articles of Organization and the other agreements contemplated hereby;

          (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (viii) below, (c) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) fully-insured certificates of deposit of commercial banks having combined capital and surplus of at least $1 billion or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc. and (d) loans made in the ordinary course of business in connection with prefunding agreements with, and other extensions of credit to, the Company's vendors;

          (v) merge or consolidate with any Person or, except as permitted by subparagraph (viii) below, permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

          (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, any assets of the Company or its Subsidiaries involving an aggregate consideration in excess of $1,000,000 in any twelve-month period (other than any sale or lease of assets made in the ordinary course of business in connection with any leases entered into by the Company or any of its Subsidiaries as lessor in the ordinary course of business and other than any Liens to lending institutions incurred or granted by the Company or any of its Subsidiaries in the ordinary course of business in connection therewith);

          (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

          (viii) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $5,000,000 in any one transaction or series of related transactions or exceeding $5,000,000 in any twelve-month period;

          (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the businesses in which it is presently engaged (except that the Company shall be permitted to operate a Wholly-Owned Subsidiary captive insurer and/or bankruptcy proof Wholly-Owned Subsidiary for the purpose of securitizing lease receivables in the ordinary course of business);

          (x) except for any financing agreements or instruments (which are subject to the provisions of paragraph 3J below and not this subparagraph (x)), become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary (except that nothing in this clause (a) shall prohibit the Company from operating a bankruptcy proof Wholly-Owned Subsidiary for the purpose of securitizing lease receivables in the ordinary course of business) or (b) the Company's right to perform the provisions of this Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Stockholders Agreement, the Articles of Organization or the Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions and conversions of the Preferred Stock);

          (xi) except as expressly contemplated by this Agreement, make any amendment to the Articles of Organization or the Bylaws, or file any resolution of the board of directors with the Massachusetts Secretary of State containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Preferred Stock or the Underlying Common Stock under this Agreement, the Articles of Organization, the Bylaws, the Amended and Restated Registration Rights Agreement or the Amended and Restated Stockholders Agreement;

          (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

          (xiii) increase any compensation (including salary, bonuses and other forms of current or deferred compensation) payable to Paul S. Gass or any other officers or directors of the Company or any of its Subsidiaries, except for any such increases approved by the Compensation

Committee established by the Company's board of directors in accordance with the Amended and Restated Stockholders Agreement;

          (xiv) establish or acquire (a) any Subsidiaries other than Wholly-Owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions (except that nothing in this clause (xiv) shall prohibit the Company from establishing an offshore Wholly-Owned Subsidiary captive insurer);

          (xv) except as approved by the Company's board of directors (and, in the case of lines of credit, loans or financing arrangements with lending institutions, within the limits of such lines of credit, loans or financing arrangements approved by the Company's board of directors), create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness;

          (xvi) except as approved by the Company's board of directors, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens (other than Permitted Liens);

          (xvii) make any capital expenditures for capital equipment for use in the Company's operations such as computers, phones, office machines, office furnishings and related fixtures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding five percent (5%) of the Company's Capital Base (as hereinafter defined) in the aggregate on a consolidated basis during any fiscal year. The term "Capital Base" as used
                                                      ------------
herein shall mean the net worth of the Company, plus all issued and outstanding subordinated debt calculated in accordance with GAAP;

          (xviii) enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments to be made by the Company and its Subsidiaries for all such agreements exceeds five percent (5%) of the Company's Capital Base (as hereinbefore defined) on a consolidated basis during any fiscal year;

          (xix) except as approved by the Company's board of directors, change its fiscal year;

          (xx) increase the authorized size of its board of directors above seven members (except for any increase upon the occurrence of certain Events of Noncompliance as provided in the Articles of Organization);

          (xxi) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing (except for any such amendment or modification which increases to not more than 300,000 the total number of shares of Common Stock subject to authorized stock options (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all stock options and purchase rights outstanding as of the Closing or exercised for shares of Common Stock prior to the Closing)), adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees or directors other than pursuant to the Company's existing stock option plans (it being understood that all such options shall be subject to vesting in equal annual installments over not less than five years);

          (xxii) issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary;

          (xxiii) borrow against, pledge, assign, modify, cancel or surrender the key-man life insurance policy required to be maintained under paragraph 3E(vii) hereof;

          (xxiv) use the proceeds from the sale of the Preferred Stock other than to finance its marketing efforts to banks and equipment vendors, to support investment in equipment leases and for working capital purposes; or

          (xxv) effect or consummate an initial Public Offering unless such initial Public Offering constitutes a Qualified Public Offering.

          3E.     Affirmative Covenants. So long as at least 331/3% of the
                  ---------------------
Preferred Stock remains outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of a majority of the outstanding Preferred Stock:

          (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses and where the failure to do so would have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

          (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

          (iii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (iv) comply with all other material obligations which it incurs pursuant to any material contract or material agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

          (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

          (vii) maintain the key-man life insurance policy referred to in paragraph 2H of the 1996 Purchase Agreement;

          (viii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

          (ix) enter into and maintain nondisclosure agreements with its key employees.

          3F.    Class D Restrictions.  So long as at least 331/3% of the
                 --------------------
Class D Preferred remains outstanding, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Class D Preferred, take any of the actions specified in paragraphs 3D(i), 3D(ii), 3D(iii), 3D(v), 3D(vi) (but only if such transaction involves the sale, lease or other disposition of more than 50% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its good faith judgment)), 3D(vii), 3D(ix), 3D(x), 3D(xi), 3D(xii), 3D(xv), 3D(xvi) or 3D(xxiv) above; provided that, notwithstanding the foregoing, in lieu of obtaining the
       -------- ----
prior written consent of the holders of the Class D Preferred as provided above with respect to the actions specified in paragraphs 3D(i), 3D(ii), 3D(v), 3D(vi), 3D(ix) and 3D(x) (but only with respect to clause (a) thereof) above, the Company may offer in writing to redeem all of the outstanding Class D Preferred in accordance with Section 4 of Part E of the Articles of Organization. If the holders of a majority of the outstanding Class D Preferred reject such offer of redemption or fail to accept such offer within ten business days after such offer is delivered to each holder of Class D Preferred, such holders shall be deemed to have consented to any such action which gave rise to the offer of redemption, the offer shall be deemed to have been withdrawn and the Company shall have no right to redeem any shares of Class D Preferred pursuant to Section 4 of Part E of the Articles of Organization. If the holders of a majority of the outstanding Class D Preferred accept such offer of redemption, such holders shall have no right to object to the taking of any such action which gave rise to the offer of redemption, and the Company shall be obligated to redeem all of the outstanding shares of Class D Preferred pursuant to the provisions of Section 4 of Part E of the Articles of Organization on or prior to the date on which any such action which gave rise to the offer of redemption is to be taken by the Company or any of its Subsidiaries.

          3G.  Compliance with Agreements.  The Company shall perform and
               --------------------------
observe (i) all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Underlying Common Stock set forth in Part E of the Articles of Organization and the Bylaws, (ii) all of its obligations to each holder of Registrable Securities set forth in the Amended and Restated Registration Rights Agreement and (iii) all of its obligations to each holder of Stockholder Shares set forth in the Amended and Restated Stockholders Agreement.

          3H.  Current Public Information.  At all times after the Company has
               --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3I.  Amendment of Other Agreements.  The Company shall not amend,
               -----------------------------
modify or waive any provision of its employment agreement with Paul S. Gass without the prior written consent of the holders of a majority of the Underlying Common Stock, and the Company shall enforce the provisions of such employment agreement and shall exercise all of its rights and remedies thereunder unless it is otherwise directed by the holders of a majority of the Underlying Common Stock. The provisions of this paragraph 3I shall terminate upon the consummation of a Qualified Public Offering.

          3J.  Financing Agreements.  The Company shall not amend, modify or
               --------------------
waive, or permit any Subsidiary to amend, modify or waive, any provision of the Company's or any Subsidiary's existing financing agreements if as a result of such amendment, modification or waiver the Company, any of its Subsidiaries or the holders of the Preferred Stock would be subject to any provision of such financing agreements more onerous or restrictive in any material respect than as in effect immediately prior to any such amendment, modification or waiver, without the prior written consent of the holders of a majority of the outstanding Preferred Stock. The Company shall not become subject to, or permit any Subsidiary to become subject to, any new financing agreement that contains any provisions that are more onerous or restrictive in any material respect to the Company, any of its Subsidiaries or the holders of the Preferred Stock than the Company's existing financing agreements as of the date hereof, without the prior written consent of the holders of a majority of the outstanding Preferred Stock. Notwithstanding the foregoing, the holders of Preferred Stock shall not unreasonably withhold such prior written consent, and such holders shall have no right to object thereto if any such amendment, modification or waiver to an existing financing agreement or if any such new financing agreement would not have a material adverse effect on the business operations or financial condition of the Company and its Subsidiaries taken as a whole. The provisions of this paragraph 3J shall not apply if any such amendment, modification or waiver is approved by a majority of the Company's board of directors (with at least one of the Investor Directors (as defined in the Amended and Restated Stockholders Agreement) voting in favor thereof or otherwise consenting thereto). The provisions of this paragraph 3J shall terminate upon the consummation of a Qualified Public Offering.

          3K.  Right of First Refusal.
               ----------------------

          (i) Except for issuances of Common Stock (a) to the Company's employees as contemplated by paragraph 3D(xxi) above, (b) to customers, suppliers, financial institutions and other Persons having legitimate business relationships with the Company or its Subsidiaries (in an aggregate amount not to exceed 25,000 shares of Common Stock (as such number of shares is adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations affecting the Common Stock)), (c) upon the conversion of the Preferred Stock or the Class A Preferred or the Class B Preferred or the Class B Common or upon exercise of the Warrants, the WSDF Warrants or the Contingent Warrants (as defined in Section 3N(i) of this Agreement and Section 3N(i) of the 1996 Purchase Agreement), (d) in connection with the acquisition of another company or business as contemplated by paragraph 3D(viii), (e) pursuant to a public offering registered under the Securities Act, (f) upon the exercise of certain common stock warrants issued prior to the Closing (as defined in the 1996 Purchase Agreement) pursuant to the Private Placement Memorandum in an aggregate amount not to exceed 8,000 shares of Common Stock (at an exercise price of not less than $13.75 per share) or (g) upon the exercise of common stock warrants issued subsequent to the Closing (as defined in the 1996 Purchase Agreement) and prior to July 1, 1996 pursuant to the Private Placement Memorandum in an aggregate amount not to exceed 3,200 shares of Common Stock (at an exercise price of not less than $13.75 per share), if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that, at the request
                                                   -------- ----
of any holder of Underlying Common Stock, the Company shall offer to such holder stock or securities which have no voting rights (other than required by applicable law) and which are convertible into voting securities on the same terms as the Class B Common is convertible into Class A Common but which are otherwise identical to the stock or securities being offered. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

          (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

          (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this paragraph.

          (iv) The rights of the holders of Underlying Common Stock under this paragraph shall terminate upon the consummation of a Qualified Public Offering.

          3L.   Regulatory Compliance Cooperation.
                ---------------------------------

          (i) Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, the Company shall give written notice of such pending action to the Purchasers. Upon the written request of any Purchaser made within 10 days after its receipt of any such notice stating that after giving effect to such action such Purchaser would have a Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond 45 days after such Purchaser's receipt of the Company's original notice) as such Purchaser requests to permit it and its Affiliates to reduce the quantity of the Company's securities they own in order to avoid the Regulatory Problem. In addition, the Company shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Purchaser would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause such Purchaser to have a Regulatory Problem.
For purposes of this paragraph, a Person shall be deemed to have a "Regulatory
                                                                    ----------
Problem" when such Person and such Person's Affiliates would own, control or
-------
have power over a greater quantity of securities of any kind issued by the Company or any other entity than are permitted under any requirement of any governmental authority.

          (ii) At any Purchaser's request at any time (whether in connection with any action by the Company referred to in subparagraph (i) above or otherwise), the Company shall exchange with such Purchaser for such number of shares of Class A Common or Class C Preferred, as the case may be, then held by such Purchaser as it designates a like number of shares of Class B Common or Class D Preferred, respectively, and the Company shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common and Class D Preferred, solely for issue upon such exchanges, the number of such shares deemed sufficient by the Company for such purposes. In the event of any such exchange of Class B Common for Class A Common or Class D Preferred for Class C Preferred,
(a) the holders of such Class B Common or Class D Preferred shall be entitled to all the rights which such holders had pursuant to this Agreement and the Amended and Restated Registration Rights Agreement as holders of Class A Common or Class C Preferred, as the case may be (including, without limitation, the right to have such shares treated as "Underlying Common Stock" and "Registrable Securities" pursuant to this Agreement and the Amended and Restated Registration Rights Agreement), and (b) if such shares of Class A Common or Class C Preferred were "Restricted Securities" hereunder, such Class B Common or Class D Preferred shall also be deemed to be "Restricted Securities" hereunder.

          (iii) The Company shall grant to any subsequent holder of Restricted Securities, upon such holder's request, the same rights granted to Purchasers pursuant to this paragraph.

          3M.   Public Disclosures. The Company shall not, nor shall it permit
                ------------------
any Subsidiary to, disclose any Person's name or identity as an investor in any of the Purchasers in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall have given written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure. Nothing herein, however, shall prohibit the Company from disclosing or marketing the Purchasers' investment under this Agreement.

          3N.   Contingent Warrants.
                -------------------

          (i) Upon any redemption of shares of Class D Preferred pursuant to the terms of paragraph 4A of Part E of the Articles of Organization, the Company shall issue a warrant (collectively, the "Contingent Warrants") to each holder
                                          -------------------
of Class D Preferred.  The Contingent Warrants shall be in the form of Exhibit G
                                                                       ---------
attached to the 1996 Purchase Agreement, shall include the additional terms and conditions described on Exhibit H attached to the 1996 Purchase Agreement
                        ---------
(except that references therein to "$12.50" shall be deemed to be references to "$21.49" for purposes of this paragraph 3N) and shall otherwise be satisfactory in form and substance to the recipients thereof. The holders of the Contingent Warrants shall have the right to acquire initially the same number of shares of Class B Common into which each such holder's shares of Class D Preferred being redeemed (the "Redeemed Shares") were convertible as of the Redemption Date
               ---------------
thereof. The initial exercise price for each share of Class B Common under the Contingent Warrants shall be equal to the Conversion Price of the Redeemed Shares as of the Redemption Date thereof, and the Contingent Warrants shall be exercisable at any time after the Redemption Date of the Redeemed Shares and shall expire (unless previously exercised) on the earlier of the tenth anniversary of the Closing or immediately following the date on which the outstanding Preferred Stock is converted into Conversion Stock pursuant to paragraph 6F of Part E of the Articles of Organization.

          (ii) The terms "Conversion Price," "Redemption Date" and "Conversion Stock" have the meanings set forth in Part E of the Articles of Organization.

          Section  4.   Transfer of Restricted Securities.
                        ---------------------------------

          4A.  General Provisions.  Restricted Securities are transferable only
               ------------------
pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

          4B.  Opinion Delivery.  In connection with the transfer of any
               ----------------
Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C.

          4C.  Rule 144A.  Upon the request of any Purchaser, the Company shall
               ---------
promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission. The Company's obligations under this paragraph 4C shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective transferees a written agreement to take all reasonable precautions to safeguard the Rule 144A information from disclosure to anyone other than a Person who will assist such transferee in evaluating the transfer.

          4D.  Legend Removal.  If any Restricted Securities become eligible for
               --------------
sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

          Section  5.   Representations and Warranties of the Company.  As a
                        ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock hereunder, the Company hereby represents and warrants that:

          5A.  Organization, Corporate Power and Licenses.  The Company is a
               ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Massachusetts and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.  Capital Stock and Related Matters.
               ---------------------------------

          (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 500,000 shares of preferred stock, of which (1) 60,000 shares shall be designated as Class A Preferred (of which 30,000 shares shall be issued and outstanding and 30,000 shares shall be reserved for issuance upon conversion of the Class B Preferred), (2) 30,000 shares shall be designated as Class B Preferred (all of which shall be issued and outstanding), (3) 75,000 shares shall be designated as Class C Preferred (of which 37,500 shares shall be issued and outstanding and 37,500 shares shall be reserved for issuance upon conversion of the Class D Preferred) and (4) 37,500 shares shall be designated as Class D Preferred (all of which shall be issued and outstanding) and (b) 6,000,000 shares of Common Stock, (x) of which 5,000,000 shares shall be designated as Class A Common (of which (1) 928,073 shares shall be issued and outstanding and held beneficially and of record by the Persons (and in the amounts) set forth on the attached Capitalization
                                                           --------------
Schedule, (2) 480,000 shares shall be reserved for issuance upon conversion of
--------
the Class A Preferred, (3) 24,000 shares shall be reserved for issuance upon exercise of the Class A Warrant, (4) 349,000 shares shall be reserved for issuance upon conversion of the Class C Preferred, (5) 264,000 shares shall be reserved for issuance upon conversion of the Class B Common issued upon conversion of the Class B Preferred and exercise of the Class B Warrant, (6) 174,500 shares shall be reserved for issuance upon conversion of the Class B Common issued upon conversion of the Class D Preferred), (y) 1,000,000 shares shall be designated as Class B Common ((1) 10,670 shares of which shall be issued and outstanding, (2) 240,000 shares of which shall be reserved for issuance upon conversion of the Class B Preferred, (3) 24,000 shares of which shall be reserved for issuance upon the exercise of the Class B Warrant, and (4) 174,500 shares of which shall be reserved for issuance upon conversion of the Class D Preferred), and (z) 187,492 shares shall be reserved for issuance upon the exercise of (1) certain common stock warrants issued pursuant to the Private Placement Memorandum and (2) the WSDF Warrants. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock, the Class A Preferred Stock, the Class B Preferred Stock, the Class B Common, the Warrants, the WSDF Warrants, the Contingent Warrants and except as set forth on the attached Capitalization Schedule. The attached Capitalization Schedule
             -----------------------                -----------------------
accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the attached Capitalization Schedule and except pursuant to Articles of Organization
         -----------------------
and the Amended and Restated Stockholders Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. Except as disclosed on the attached Capitalization Schedule, to the best of the Company's knowledge,
             -----------------------
there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Amended and Restated Stockholders Agreement.

          5C.  Subsidiaries; Investments.  The attached Subsidiary Schedule
               -------------------------                -------------------
correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary
                    -------------------
owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          5D.  Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement, the First Amendment to Amended and Restated Registration Rights Agreement, the Amended and Restated Stockholders Agreement, the Second Amendment to Purchase Agreement and all other agreements contemplated hereby to which the Company is a party, the filing of the restatement of the Articles of Organization have been duly authorized by the Company. This Agreement, the First Amendment to Amended and Restated Registration Rights Agreement, the Amended and Restated Stockholders Agreement, the Second Amendment to Purchase Agreement, the Articles of Organization and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on the attached Restrictions Schedule, the execution and
                                    ---------------------
delivery by the Company of this Agreement, the First Amendment to Amended and Restated Registration Rights Agreement, the Amended and Restated Stockholders Agreement, the Second Amendment
to Purchase Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock hereunder, the issuance of Common Stock upon conversion of the Preferred Stock, the issuance of Class C Preferred upon the conversion of Class D Preferred, the filing of the Articles of Organization and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the attached Restrictions Schedule, none of the
                                    ---------------------
Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

          5E.   Financial Statements.  Attached hereto as the Financial
                --------------------                          ---------
Statements Schedule are the following financial statements:
-------------------

          (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and December 31, 1997 and the related statements of income and cash flows (or the equivalent) for the respective periods then ended; and

          (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1998 (the "Latest Balance Sheet"), and the related
                                        --------------------
statements of income and cash flows (or the equivalent) for the four-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and presents fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). The attached Financial Statements Schedule sets forth the
                                 -----------------------------
amount of the Company's and its Subsidiaries' outstanding funded Indebtedness as of the end of the most recent monthly accounting period prior to the Closing and the amount of available funds under the Company's and its Subsidiaries' revolving credit lines and other facilities as of the end of such monthly accounting period.

          5F.  Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached Liabilities Schedule, the Company and its Subsidiaries do not have any
         --------------------
material obligation or
liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto),
(ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5G.  No Material Adverse Change. Since the date of the Latest Balance
               --------------------------
Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          5H.  Absence of Certain Developments.
               -------------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached Developments Schedule, since the date of the Latest Balance
                ---------------------
Sheet, neither the Company nor any Subsidiary have:

               (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

               (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts and financing agreements with lending institutions entered into in the ordinary course of business;

               (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

               (e) mortgaged or pledged any of its properties or assets or subjected them to any material Lien, other than such mortgages and pledges made in the ordinary course and which constitute Permitted Liens, and except Liens for current property taxes not yet due and payable;

               (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

               (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person (other than to the Purchasers and other than in the ordinary course of business in circumstances in which the Company has imposed confidentiality restrictions);

               (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (i) made capital expenditures for capital equipment for use in the Company's operations (such as computers, phones, office machines, office furnishings and related fixtures) or commitments therefor that aggregate in excess of $100,000 ;

               (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $25,000 in the aggregate, except for certain loans to existing employees in connection with the issuance and sale of stock to such employees as described on the attached Employee Stock Purchase Schedule;
              --------------------------------

               (k)  made any charitable contributions or pledges;

               (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance;

               (m) made any Investment in or taken steps to incorporate any Subsidiary, except for such steps taken in connection with the formation of an offshore Wholly-Owned Subsidiary captive insurer and bankruptcy proof Wholly-Owned Subsidiaries; or

               (n) or entered into any other material transaction, whether or not in the ordinary course of business.

          (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          5I.  Assets.  Except as set forth on the attached Assets Schedule, the
               ------                                       ---------------
Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the attached Assets Schedule, the Company's and each
                             ---------------
Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all material tangible assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

          5J.  Tax Matters.
               -----------

          (i)   Except as set forth on the attached Taxes Schedule: the Company
                                                    --------------
and each Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company and each Subsidiary have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company believes that as of the date of this Agreement the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax Liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; and no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company or any Subsidiary from any foreign, federal, state or local taxing authority.

          (ii) Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary (a) under Treas. Reg. (S)1.1502-6 (or comparable provisions of state, local or foreign law), (b) as transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement with a Person other than the Company or a Subsidiary.

          (iii) Neither the Company nor any Subsidiary has been a member of an Affiliated Group other than one in which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by the Company.

          5K. Contracts and Commitments.
              -------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule or the attached Employee Benefits
                      ------------------                 -----------------
Schedule, neither the Company nor any Subsidiary is a party to or bound by any
--------
written or oral:

               (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrange ments;

               (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates;

               (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

               (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or its Subsidiaries;

               (e) guarantee of any obligation in excess of $50,000 (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

               (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

               (g) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $50,000 (other than lease arrangements entered into as lessor in the ordinary course of business);

               (h) assignment, license, indemnification or other agreement with respect to any intangible property (including, without limitation, any Intellectual Property Rights);

               (i) warranty agreement with respect to its services rendered or its products sold or leased;

               (j) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

               (k)  sales, distribution or franchise agreement;

               (l) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

               (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (n) any other agreement which is material to its operations and business prospects or involves annual consideration in excess of $50,000.

          (ii) All of the contracts, agreements and instruments set forth on the attached Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed or required to be listed on the attached Contracts Schedule and are not in default under or in breach of nor in receipt
------------------
of any claim of default or breach under any material contract, agreement or instrument listed or required to be listed on the attached Contracts Schedule;
                                                           ------------------
no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument listed or required to be listed on the attached Contracts Schedule; neither the Company
                                      ------------------
nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment listed or required to be listed on the attached Contracts Schedule; and neither the Company nor any
                       ------------------
Subsidiary is a party to any contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

          (iii) A true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts
                                                                    ---------
Schedule have been made available to the Purchaser's special counsel.
--------

          5L.  Intellectual Property Rights.
               ----------------------------

          (i)  The attached Intellectual Property Schedule contains a complete
                            ------------------------------
and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) material unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The attached

Intellectual Property Schedule also contains a complete and accurate list of all
------------------------------
licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the attached

Intellectual Property Schedule, the Company or one of its Subsidiaries owns all
------------------------------
right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Except as set forth on the attached Intellectual Property Schedule, the loss or expiration of
                      ------------------------------
any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary has not had and would not reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any material Intellectual Property Rights licensed to the Company or any Subsidiary have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

          (ii)  Except as set forth on the attached Intellectual Property
                                                    ---------------------
Schedule, (a) the Company and its Subsidiaries own all right, title and interest
--------
in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party) and (d) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the attached Intellectual Property Schedule.
------------------------------

          5M.  Litigation, etc.  Except as set forth on the attached Litigation
               ---------------                                       ----------
Schedule, there are no actions, suits, proceedings, orders, investigations or
--------
claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or key employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor has there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Company or any Subsidiary during the past three years; neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any material license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          5N.  Brokerage.  Except as set forth on the attached Brokerage
               ---------                                       ---------
Schedule, there are no claims for brokerage commissions, finders' fees or
--------
similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5O.  Governmental Consent, etc.  No permit, consent, approval or
               -------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached Consents Schedule.
                                             -----------------

          5P.  Insurance.  Neither the Company nor any Subsidiary is in default
               ---------
with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. The Company and its Subsidiaries do not have any self-insurance or co-insurance programs.

          5Q.  Employees.  The Company is not aware that any executive or key
               ---------
employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their key employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

          5R.  ERISA.
               -----

          (i)  Except as disclosed on the attached Employee Benefits Schedule,
                                                   ---------------------------
the Company does not maintain, contribute to or have any actual or potential liability with respect to any (x) "defined contribution plan" (as defined in
Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Savings Plan"), (y) "employee welfare benefit plan" (as defined
  -----          ------------
in Section 3(1) of ERISA) (the "Welfare Plans") or (z) nonqualified deferred
                                -------------
compensation, incentive, bonus, material fringe benefit, stock bonus or other material benefit arrangements (collectively (x), (y) and (z) above referred to as the "Plans").
        -----

          (ii) The Company does not maintain, contribute to or have any actual or potential liability with respect to any active or terminated, funded or unfunded (x) multiemployer plan (as defined in Section 3(37) or ERISA, (y) defined benefit plan (as defined in Section 3(35) of ERISA) or (z) plan or arrangement to provide medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued health benefit coverage required to be provided under Section 4980B of the IRC or similar state law).

          (iii) Each of the Welfare Plans, if any, and the Savings Plan and all related funding arrangements comply in form and operation with its terms and the applicable requirements of ERISA, the IRC and any other laws. Except as disclosed on the attached Employee Benefits Schedule, the Savings Plan has
                          --------------------------
received a favorable determination letter that it qualifies under the IRC (and that its trust is exempt from tax under the IRC) and such favorable letter includes changes required by the 1986 Tax Reform Act. Except as disclosed on the attached Employee Benefits Schedule, nothing has occurred since the date of
             --------------------------
such favorable determination letter that could adversely affect the qualified status of the Savings Plan or the tax-exempt status of the trust.

          (iv) None of the Company, any trustee or administrator of any Plan or other person has engaged in any transaction with respect to any Plan which could subject the Company or any of its employees to any tax or penalty or other liability imposed by ERISA or the IRC. No actions, suits, investigations or claims with respect to any of the Plans (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened, and the Company is not aware of any facts or circumstances which could give rise to or be expected to give rise to any such actions, suits, investigations or claims. The Company has complied with the requirements of Section 4980B of the IRC and Section 601 et seq. of ERISA ("COBRA"). All contributions which are due under each of the
                   -----
Plans has been made and all other contributions have been properly accrued. The Company has complied with all reporting and disclosure obligations with respect to the Welfare Plans and the Savings Plan.

          5S.  Compliance with Laws.  Except as set forth on the attached
               --------------------
Compliance Schedule, neither the Company nor any Subsidiary has violated any law
-------------------
(including, without limitation, usury laws) or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Except as set forth on the Compliance Schedule, the Company and
                                           -------------------
its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or its Subsidiaries or any of their properties or their facilities and no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a material liability or material corrective action or remedial obligation under any Environmental and Safety Requirements. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company or its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          5T.  Affiliated Transactions.  Except as set forth on the attached
               -----------------------
Affiliated Transactions Schedule, to the best of the Company's knowledge no
--------------------------------
officer, director, employee, stockholder or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          5U.  Real Property Holding Corporation Status.  Since its date of
               ----------------------------------------
incorporation, the Company has not been, and as of the date of the Closing shall not be, a "United States real property holding corporation," as defined in
Section 897(c)(2) of the IRC, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become (and shall use reasonable efforts consistent with sound business practice to avoid becoming) a "United States real property holding company," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          5V.  Disclosure.  Neither this Agreement nor any of the exhibits,
               ----------
schedules, attachments, written statements, documents, certificates or other items prepared and supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the
                                            -------- ----
financial projections furnished to the Purchasers by the Company, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business conditions. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

          Section 6.  Definitions.
                      -----------

          6A. Definitions.  For the purposes of this Agreement, the following
              -----------
terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to
       -------
direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Affiliated Group" means any affiliated group as defined in IRC
           ----------------
(S)1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

          "Amended and Restated Registration Rights Agreement" means that
           --------------------------------------------------
certain Amended and Restated Registration Rights Agreement dated as of February 28, 1997, by and among the Company, Primus, PNC and WSDF, and as amended pursuant to the First Amendment to Amended and Restated Registration Rights Agreement.

          "Class A Common" means the Company's Class A Common Stock, par value
           --------------
$1.00 per share.

          "Class A Warrant" means that certain warrant to purchase 24,000 shares
           ---------------
of Class A Common issued pursuant to the 1996 Purchase Agreement.

          "Class B Common" means the Company's Class B Common Stock, par value
           --------------
$1.00 per share.

          "Class B Warrant" means that certain warrant to purchase 24,000 shares
           ---------------
of Class B Common issued pursuant to the 1996 Purchase Agreement.

          "Common Stock" means collectively the Class A Common and Class B
           ------------
Common.

          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

          "Event of Noncompliance" has the meaning set forth in Part E of the
           ----------------------
Articles of Organization.

          "Indebtedness" means at a particular time, without duplication, (i)
           -------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Permitted Liens" means:
           ---------------

               (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

               (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) purchase money security interests in any property acquired by the Company or any Subsidiary to the extent permitted by this Agreement;

               (iv) interests or title of a lessor under any lease permitted by this Agreement;

               (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

               (vi) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries; and

               (vii) liens outstanding on the date hereof which secure Indebtedness and which are described in the schedules to this Agreement, including, without limitation, those liens contemplated by existing capital leases or proposed capital leases with customers of the Company.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Private Placement Memorandum" means that certain Confidential Private
           ----------------------------
Placement Memorandum prepared by and on behalf of the Company and dated December 1, 1995.

          "Public Offering" means any offering by the Company of its capital
           ---------------
stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Qualified Public Offering" has the meaning given to such term in Part
           -------------------------
E of the Articles of Organization.

          "Restricted Securities" means (i) the Preferred Stock and Common Stock
           ---------------------
issued hereunder, (ii) the Class A Common issued upon conversion of the Class C Preferred or upon conversion of the Class B Common, (iii) the Class B Common issued upon conversion of the Class D Preferred, (iv) the Class C Preferred issued upon conversion of the Class D Preferred and (v) any securities issued with respect to the securities referred to in clauses (i) through (iv) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with paragraph 4B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Stockholder Shares" shall have the meaning set forth in the Amended
           ------------------
and Restated Stockholders Agreement.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Tax" or "Taxes" means federal, state, county, local, foreign or other
           ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Liabilities" means liabilities for the payment of Taxes.
           ---------------

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Underlying Common Stock" means (i) the Class A Common issued or
           -----------------------
issuable upon conversion of the Class C Preferred, (ii) the Class B Common issued or issuable upon conversion of the Class D Preferred or exercise of the Contingent Warrants and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

          "Warrants" means collectively the Class A Warrant and the Class B
           --------
Warrant.

          "Wholly-Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          "WSDF" means the Whitney Subordinated Debt Fund, L.P., a Delaware
           ----
limited partnership.

          "WSDF Purchase Agreement" means that certain Securities Purchase
           -----------------------
Agreement by and between the Company and WSDF dated as of February 28, 1998.

          "WSDF Warrants" means, collectively, (i) that certain warrant to
           -------------
purchase 118,038 shares of Class A Common Stock issued to WSDF pursuant to the WSDF Purchase Agreement and (ii) that certain warrant to purchase up to an additional 53,654 share of Class A Common Stock issued to WSDF pursuant to the WSDF Purchase Agreement.

          6B.  Other Definitions.  For purposes of this Agreement, the following
               -----------------
terms are defined in the following paragraphs of this Agreement:

          Article of Organization.................................2B
          Capital Base............................................3D
          Class A Preferred.......................................2B
          Class B Preferred.......................................2B
          Class C Preferred.................................Recitals
          Class D Preferred.................................Recitals
          Closing.................................................1C
          COBRA...................................................5R
          Company...........................................Recitals
          Contingent Warrants.....................................3N
          ERISA...................................................5R
          First Amendment to Amended and Restated
               Registration Rights Agreement......................2C
          Latest Balance Sheets...................................5E
          Plans...................................................5R
          Preferred Stock...................................Recitals
          PNC...............................................Recitals
          Primus............................................Recitals
          Purchaser.........................................Recitals
          Purchasers........................................Recitals
          Put and Call Agreement..................................3D
          Redeemed Shares.........................................3N
          Regulatory Problem......................................3L
          Savings Plan............................................5R
          Second Amendment to Purchase Agreement..................2E
          Amended and Restated Stockholders Agreement.............2D
          Welfare Plans...........................................5R

          Section 7.   Miscellaneous.
                       -------------

          7A.  Expenses.  The Company shall pay, and hold each Purchaser and all
               --------
holders of Preferred Stock and Underlying Common Stock harmless against liability for the payment of, (i) the fees and expenses incurred in connection with their due diligence investigation and review of the Company and its affairs and operations (including accounting and other consulting fees and expenses) which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand,
(iii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) requested by the Company under or in respect of this Agreement, the agreements contemplated hereby or the Articles of Organization (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of Preferred Stock,
(v) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Articles of Organization and (vi) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

          7B.  Remedies.  Each holder of Preferred Stock and Underlying Common
               --------
Stock shall have all rights and remedies set forth in this Agreement and the Articles of Organization and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C.  Purchaser's Investment Representations.
               --------------------------------------

          (i)  Investment Representations.  Each of the Purchasers represents
               --------------------------
severally and as to itself only, and not jointly, that it is its present intention to acquire the Preferred Stock to be acquired by it for its own account and that the Preferred Stock are being and will be acquired by it not with a view to distribution or resale thereof in violation of the Securities Act. The acquisition by each Purchaser of the Preferred Stock acquired by it shall constitute a confirmation of this representation by each such Purchaser.

          (ii) Access to Information.  Each Purchaser or its representative
               ---------------------
during the course of this transaction, and prior to the purchase of the Preferred Stock, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering of the Preferred Stock, and to obtain any additional information, documents, records and books related to the Company, its business and an investment in the Company.

          (iii)  General Access.  Each Purchaser or its representative have
                 --------------
received and read or reviewed, and are familiar with, this Agreement and confirm that all documents, records and books pertaining to the Purchaser's investment in the Company and requested by the Purchaser or its representative from the Company have been made available or delivered to such Purchaser.

          (iv)   Transfer Restrictions Imposed by Securities Laws.  Each
                 ------------------------------------------------
Purchaser understands that the Preferred Stock has not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless it is subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; the Company does not have any present intention and is under no obligation to register the Preferred Stock under the Securities Act and applicable state securities laws, except as provided in the Amended and Restated Registration Rights Agreement; and Rule 144 under the Securities Act may not be available as a basis for exemption from registration of the Preferred Stock thereunder.

          (v)    Lack of Liquidity.  Each Purchaser acknowledges that it has no
                 -----------------
present need for liquidity in connection with its purchase of the Preferred
Stock.

          (vi)   Risk.  Each Purchaser understands that the purchase of the
                 ----
Preferred Stock involves a high degree of risk and there is no public market for the Company's capital stock as of the Closing and there can be no assurances that any public market for such stock will develop.

          (vii)  Accredited Investor Status.  Each Purchaser is an "Accredited
                 --------------------------
Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

          (viii) Legend.  Each certificate or instrument representing Restricted
                 ------
Securities shall be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIG- INALLY ISSUED ON MAY 28, 1998, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT, DATED AS OF MAY 28, 1998 AND AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT
      -------
     RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          7D.  Treatment of the Preferred Stock.  The Company covenants and
               --------------------------------
agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports. The Company acknowledges and agrees that the increased dividend rate on the Preferred Stock provided for in Part E of the Articles of Organization upon the occurrence of certain Events of Noncompliance has been negotiated by (and is intended by) the Company and the Purchasers as a reasonable increase in yield necessitated by the increased risk to the holders of the Preferred Stock which would arise upon any such occurrence. The Company agrees that the Preferred Stock is stock which participates in corporate growth to a significant extent within the meaning of Treasury Regulation (S)1.305-5(a), and hence will not be treated as preferred stock for purposes of IRC (S)305 and the regulations thereunder. Accordingly, the Company has determined that there will not be constructive distributions under Treasury Regulation (S)1.305-5(b) with respect to the Preferred Stock.

          7E.  Consent to Amendments; Waivers.  Except as otherwise expressly
               ------------------------------
provided herein, any provision of this Agreement may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent or waiver of the holders of a majority of the outstanding Preferred Stock; provided that if there is no Preferred Stock outstanding, any
                 -------- ----
provision of this Agreement may be amended or waived and the Company may take any action herein prohibited, only if the Company has obtained the written consent or waiver of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Preferred Stock or Underlying Common Stock or any delay in exercising any rights hereunder or under the Articles of Organization shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Preferred Stock or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

          7F.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any Purchaser or on its behalf) for a period of five (5) years.

          7G.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock or such Underlying Common Stock.

          7H.  Capital and Surplus; Special Reserves.  The Company agrees that
               -------------------------------------
the capital of the Company (as such term is used in the Business Corporation Law of Massachusetts) in respect of the Preferred Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under the Business Corporation Law of Massachusetts without the prior written consent of the holders of a majority of the outstanding Preferred Stock.

          7I.  Generally Accepted Accounting Principles.  Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies, unless otherwise directed by the holders of a majority of the outstanding Preferred Stock.

          7J.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7K.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7L.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7M.  Governing Law.  The Business Corporation Law of Massachusetts,
               -------------
without regard to its principles of conflicts of laws, shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law rules or provisions (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than The Commonwealth of Massachusetts.

          7N.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the attached Schedule of Purchasers attached hereto and to the Company at the
         ----------------------
address indicated below:

               BankVest Capital Corp.
               200 Nickerson Road
               Marlboro, Massachusetts  01752
               Attention:  President

               with a copy to:
               --------------

               Goldstein & Manello, P.C.
               265 Franklin  Street
               Boston, Massachusetts 02110
               Attention:  Richard J. Snyder

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          7O.  Understanding Among the Purchasers.  The determination of each
               ----------------------------------
Purchaser to purchase the Preferred Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

          7P.  Delivery by Facsimile.  This Agreement and any signed agreement
               ---------------------
or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

          7Q.  No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.


                         BANKVEST CAPITAL CORP.

                         By   __________________________________________________

                         Its  __________________________________________________



                         PRIMUS CAPITAL FUND III LIMITED
                         PARTNERSHIP

                         By:  Primus Venture Partners III Limited Partnership,
                                   its general partner

                         By:  Primus Venture Partners, Inc., its general partner


                         By   __________________________________________________

                         Its  __________________________________________________



                         PNC VENTURE CORP

                         By   __________________________________________________

                         Its  __________________________________________________

                            SCHEDULE OF PURCHASERS
                            ----------------------

Primus Capital Fund III Limited Partnership
5900 Landerbrook Drive
Suite 200
Cleveland, Ohio  44124
Attention:  Kevin J. McGinty

with a copy to:
--------------

Kirkland & Ellis
200 E. Randolph Drive
Chicago, Illinois 60601
Attention:  Ted H. Zook

PNC Venture Corp
c/o PNC Equity Management Corp.
3150 CNG Tower
625 Liberty Avenue
Pittsburgh, Pennsylvania  15222
Attention:  Gary J. Zentner

with a copy to:
--------------

Kirkland & Ellis
200 E. Randolph Drive
Chicago, Illinois 60601
Attention:  Ted H. Zook

                               LIST OF EXHIBITS
                               ----------------


Exhibit A   -  Restated Articles of Organization

Exhibit B   -  First Amendment to Amended and Restated Registration Rights
               Agreement

Exhibit C   -  Amended and Restated Stockholders Agreement

Exhibit D   -  Second Amendment to 1996 Purchase Agreement

Exhibit E   -  Opinion of Counsel of the Company

                         LIST OF DISCLOSURE SCHEDULES
                         ----------------------------


                       Capitalization Schedule
                       Subsidiary Schedule
                       Restrictions Schedule
                       Financial Statements Schedule
                       Liabilities Schedule
                       Developments Schedule
                       Employee Stock Purchase Schedule
                       Assets Schedule
                       Taxes Schedule
                       Contracts Schedule
                       Employee Benefits Schedule
                       Intellectual Property Schedule
                       Litigation Schedule
                       Brokerage Schedule
                       Consents Schedule
                       Compliance Schedule
                       Affiliated Transactions Schedule